EXHIBIT 10.11

                   1995 Directors' Deferred Compensation Plan

                             Scholastic Corporation

                        Amended and Restated May 25, 1999
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Contents
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                                                                            Page

Article 1. Establishment And Purpose                                           1

Article 2. Definitions                                                         1

Article 3. Administration                                                      3

Article 4. Eligibility and Participation                                       4

Article 5. Deferral Opportunity                                                5

Article 6. Deferred Compensation Accounts                                      6

Article 7. Beneficiary Designation                                             7

Article 8. Rights of Participants                                              7

Article 9. Amendment and Termination                                           8

Article 10. Miscellaneous                                                      8
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                             Scholastic Corporation
                   1995 Directors' Deferred Compensation Plan

Article 1. Establishment And Purpose

      1.1 Establishment. Scholastic Corporation, a Delaware corporation (the "Company"), hereby establishes, effective as of October 1, 1995 (the "Effective Date") and amends and restates as of May 25, 1999, a deferred compensation plan for directors as described herein, which shall be known as the "Scholastic Corporation Directors' Deferred Compensation Plan" (the "Plan").

      1.2 Purpose. The primary purpose of the Plan is to provide Directors of the Company with the opportunity to voluntarily defer all or a portion of their Compensation, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain Directors of outstanding competence.

Article 2. Definitions

      Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

      (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

      (b) "Change in Control" of the Company means, and shall be deemed to have occurred upon, any of the following events:

            (i) Any Person (defined, for this purpose, to include any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Company, any subsidiary of the Company or any employee benefit plan of the Company and other than those Persons in control of the Company as of the Effective Date or any person in which any of the Persons in control of the Company as of the Effective Date has a controlling interest, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Director; or

            (ii) There occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person, other than (a) any such transaction pursuant to which the holders of the Company's common stock and Class A stock immediately prior to such transaction have,
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                  directly or indirectly, at least a majority of the common
                  equity of the continuing or surviving corporation immediately after such transaction and (b) any merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's common stock or Class A stock or which is affected solely to change the jurisdiction of incorporation of the Company and results in the classification, conversion or exchange of the Company's outstanding shares of common stock or Class A stock solely into shares of the Company's common stock or Class A stock.

      However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than one percent (1%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

      (c)   "Code" means the Internal Revenue Code of 1986, as amended.

      (d)   "Company" means Scholastic Corporation, a Delaware corporation.

      (e) "Compensation" means the Retainer and Meeting Fees payable to a Participant by the Company for services performed as a Director during a Plan Year. In no event, however, shall amounts paid in the form of Company stock or stock options qualify as Compensation eligible for deferral under the Plan.

      (f) "Director" means a member of the Board of Directors of the Company on or following the Effective Date of the Plan who receives a Retainer and Meeting Fees for service on the Board of Directors.

      (g) "Disability" shall have the meaning ascribed to such term in the Company's governing long-term disability plan or if no plan is then in effect, shall mean the determination by the Board that the physical or mental condition of a Participant renders such Participant unable to carry out the duties and obligations as a Director of the Company.

      (h) "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

      (i) "Meeting Fees" means fees paid by the Company to a Director, in cash, for attendance at Board and various Board committee meetings during the relevant Plan Year, and which is exclusive of any Retainer earned during such Plan Year. For the purposes of the Plan, "Meeting Fees" shall not include any fees paid or payable in Company stock or stock options.


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      (j)   "Participant" means any Director who is actively participating in the Plan.

      (k) "Plan" means the Scholastic Corporation Directors' Deferred Compensation Plan.

      (l) "Plan Administrator" means the executive(s) appointed by the Board pursuant to Section 3.1 hereof to administer certain provisions of the Plan as set forth herein, who shall initially be the Vice President of Human Resources of the Company.

      (m) "Plan Year" means the fiscal year of the Company (June 1 to May 31). The first plan year begins on October 1, 1995 and ends on May 31, 1996.

      (n) "Retainer" means the annual cash retainer paid by the Company and earned by a Director during the relevant Plan Year with respect to the Director's service on the Board, and which is exclusive of Meeting Fees earned during such Plan Year. For purposes of the Plan, "Retainer" shall not include any retainer paid or payable in Company stock or stock options.

Article 3. Administration

      3.1 Administration of the Plan. The Plan shall be administered by, and in the sole and absolute discretion of, the Board. Subject to the provisions set forth herein, the Board shall take such actions as are required or permitted to be taken by it hereunder and shall have full and complete discretionary authority to interpret the plan, to determine the rights of each Director and the eligibility of a Director to participate in the Plan the amount of benefits payable to a Director and the terms and conditions of each Director's participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any unclear, uncertain or disputed terms thereof; to establish, amend, waive or rescind rules and regulations for the Plan's administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan and any agreement or instrument entered into under the Plan and to make all other determinations which may be necessary or advisable for the administration or the Plan. The Board may employ accountants and counsel and other persons to assist or render advice to it, all at the expense of the Company.

      Subject to the terms of the Plan, the Board may delegate any or all of its authority granted under the Plan to an executive or executives of the Company.

      3.2 Decisions Binding. All determinations and decisions of the Board as to any disputed question or any other issue arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties.

      3.3 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by


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him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan. The Company shall, subject to the requirements and limitations of Delaware law, pay such loss, cost, liability or expense imposed on or incurred by such person promptly upon demand by him or her, whether or not he or she has actually advanced such amount prior thereto.

      The Company shall also indemnify each such person who is or shall have been a member of the Board against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4. Eligibility and Participation

      4.1 Eligibility. Each Director of the Company on or following the Effective Date shall be eligible to participate in the Plan. In the event a Participant no longer meets the requirements for eligibility to participate in the Plan, such Participant shall become an inactive Participant retaining all of the rights described under the Plan, except the right to make any further deferrals hereunder. In the event a Director shall cease to serve as a member of the Board of Directors but shall be designated as a Director Emeritus, the Director shall become an inactive Participant, shall not be eligible to make further deferrals under the Plan but shall not be deemed to have terminated service as a Director until such time as his or her Director Emeritus status shall terminate.

      4.2 Participation. When a Director first becomes eligible to participate in the Plan, such Director shall, as soon as practicable thereafter, be notified by the Board of his or her eligibility to participate. At such time, the board shall provide such Director with an "Election to Defer Form" which shall be submitted by the Director as provided in Sections 5.2 hereof.

      Unless otherwise determined by the Board, once notified of eligibility to participate, each eligible Director shall be entitled to make deferrals with respect to each subsequent Plan Year by submitting an Election to Defer Form as provided in Section 5.2.

      4.3 Partial Plan Year Participation. In the event a Director first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Committee may, in its


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discretion, allow such Director to complete an Election to Defer Form within thirty (30) days of becoming eligible to participate; such election to be valid and applicable for the Plan Year then in progress. An Election to Defer Form submitted pursuant to this Section 4.3 shall apply only to Compensation earned subsequent to the date on which a valid Election to Defer Form is received by the Board from the Participant.

Article 5. Deferral Opportunity

      5.1 Amount Which May be Deferred. A Participant may elect to defer fifty percent (50%) or one hundred percent (100%) of his or her aggregate Compensation in any Plan Year.

      5.2 Deferral Election. Participants shall make their elections to defer Compensation under the Plan prior to the beginning of each Plan Year, or not later than thirty (30) calendar days following notification of initial eligibility to participate for a partial Plan Year, as applicable. All deferral elections shall be irrevocable and shall be made on an "Election to Defer Form," as described herein, which shall specify, with regard to the applicable Plan Year, the percentage of Compensation which the Participant elects to defer.

      If a Participant makes an initial election to defer Compensation under the Plan, such election, including the designation of the percentage of Compensation to be deferred, shall be valid with respect to the Participant's initial Plan Year of participation, or part thereof, and with respect to each subsequent Plan Year until such time as the Participant makes a subsequent valid election under the Plan with regard to a subsequent Plan Year.

      5.3 Length of Deferral. Except as otherwise provided herein, all deferrals hereunder and earnings thereon shall be maintained in deferred status until the expiration of the deferral period specified by the Director (not to exceed 15 years) or termination of service as a Director for any reason, whichever is later.

      5.4 Payments of Deferred Amounts. Participants shall receive payment of deferred amounts, together with earnings accrued thereon pursuant to Section 6.2, at the end of the applicable deferral period. Such payment shall be made in cash, in a single lump-sum payment within thirty (30) calendar days of the date specified for payment, as determined under Section 5.3 herein.

      Notwithstanding the foregoing, any unpaid deferred amounts and accumulated earnings thereon shall be paid to the Participant in the event that, at any time prior to full payment of such deferred amounts and earnings thereon, a Change in Control of the Company occurs, as determined by the Board. In such event, payment shall be made in a single lump sum, in cash, within thirty (30) calendar days after the effective date of a Change in Control, as applicable.


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      5.5 Financial Hardship. The Plan Administrator shall have the authority to alter the timing or manner of payment of deferred amounts to a Participant in the event that the Participant establishes severe financial hardship. In such event, the Plan Administrator may, subject to Board approval:

            (a) Authorize the cessation of deferrals by such Participant under the Plan; or

            (b) Provide that all, or a portion, of the amount previously deferred by the Participant shall immediately be paid in a lump-sum cash payment; or

            (c) Provide for such other payment schedule as deemed appropriate by the Plan Administrator, subject to Board approval, under the circumstances.

      For purposes of this Section 5.5, "severe financial hardship" shall mean a financial hardship resulting from an extraordinary and unforeseeable emergency arising as a result of one or more recent events beyond the control of the Participant. The Plan Administrator shall have the sole discretion to determine whether the facts of each case constitute a severe financial hardship arising from an extraordinary and unforeseeable emergency, but, in any event, payment of deferred amounts may not be made to the extent such emergency is or may be relieved: (i) through the reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and
(iii) by cessation of deferrals under the Plan. Deferred amounts shall be paid to the Participant in the case of a severe financial hardship only to the extent reasonably necessary to satisfy the financial hardship.

      The existence and severity of the financial hardship shall be judged by the Plan Administrator. The Plan Administrator's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall cease, and/or the manner in which, if at all the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal, except as otherwise determined by the Board.

Article 6. Deferred Compensation Accounts

      6.1 Participants' Accounts. The Company shall establish and maintain an individual bookkeeping account for deferrals made by each Participant, and earnings thereon, under Article 5 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant. The term "account" and other measures representing the value of a Director's deferrals under the Plan are bookkeeping entries only and shall not constitute property of any kind or any interest in the Company or specific assets thereof.


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      6.2 Earnings on Deferred Amounts. Compensation deferred under the Plan shall accrue interest on a quarterly basis at a rate equal to the 30 year Treasury Bill rate of interest in effect as of the first business day of each calendar quarter. Each Participant's deferred compensation account shall be credited on the last day of each calendar quarter, with interest computed on the average balance in the account during such quarter. Interest earned on deferred amounts shall be paid out to Participants at the same time and in the same manner as the underlying deferred amounts.

      6.3 Charges Against Accounts. There shall be charged against each Participant's deferred compensation account any payments made to the Participant or to his or her beneficiary.

Article 7. Beneficiary Designation

      Each Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Board. Each designation shall be effective as of the date delivered to a Company employee so designated by the Board.

      Participants may change their designations of beneficiary on such form as prescribed by the Board. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the designated employee prior to the Participant's death.

      In the event that all the beneficiaries named by a Participant pursuant to this Article 7 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

      In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

Article 8. Rights of Participants

      8.1 Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants' accounts when due. Payment of account balances shall be made out of the general funds of the Company.

      8.2 Unfunded Plan. The Plan constitutes an unfunded, unsecured promise of the Company to make payments in the future of the amounts deferred under the Plan and is


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intended to constitute a nonqualified deferred compensation plan which is unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind, a fiduciary relationship between the Company and any Director or any other person. No special or separate fund shall be established or other segregation of assets made to assure payment of deferred amounts hereunder. No Director or any other person shall have any preferred claim on, or beneficial ownership interest in, any assets of the Company prior to the time that deferred amounts are paid to the Director as provided herein. The rights of a Director to receive benefits from the Company shall be no greater than any general unsecured creditor of the Company.

      8.3 Service as a Director. Neither the establishment of the Plan, nor any action taken hereunder, shall in any way obligate (i) the Company to nominate a Director for reelection or to continue to retain a Director; or (ii) a Director to agree to be nominated for reelection or to continue to serve on the Board.

Article 9. Amendment and Termination

      The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Board. No such amendment or termination shall in any material manner adversely affect any Participant's rights to deferred amounts or interest earned thereon, without the consent of the Participant.

Article 10. Miscellaneous

      10.1 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Plan Administrator. Such notice, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      10.2 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      10.3 Nontransferability. Participants' rights to deferred amounts, contributions, and investment return earned thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.


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      10.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      10.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

      10.6 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

      10.7 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule.


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